Exhibit 10.5

STOCK PURCHASE AGREEMENT

THIS   STOCK   PURCHASE   AGREEMENT (this “Agreement”) is made this 24th day of February, 2011, by and among BLAST ENERGY SERVICES, INC., a Texas corporation (the “Company”) and XXXXXXXXX (the “Investor”).

RECITALS:

WHEREAS, the parties hereto have entered into a Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) pursuant to which the Investor has purchased a Note in the aggregate principal amount of $2,522,111.11 and in connection therewith the Company desires to issue and sell and the Investor desires to purchase one share of Series B Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Share”)

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

SECTION 1.

ISSUANCE AND SALE OF PREFERRED STOCK

1.1. Authorization of the Share.  The Company has previously authorized the issuance to the Investor on the Closing Date (as defined in the Note Purchase Agreement) of one Preferred Share. The Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Series B Preferred Stock (the “Certificate”) has been filed with and accepted by the Secretary of State of the State of Texas, and copy of such Certificate, certified by the Secretary of State of the State of Texas, has been delivered to the Investor.

1.2. Purchase and Sale of the Preferred Share.  Upon the execution of this Agreement, and subject to the terms and conditions hereof, the Company hereby sells to the Investor and the Investor hereby purchases from the Company the Preferred Share for a purchase price of One Hundred Dollars ($100.00).

1.3. Delivery of Preferred Share.  The Company shall deliver to the Investor a certificate, registered in the name of the Investor, representing in the Preferred Share.

SECTION 2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company, as of the date hereof, hereby represents and warrants to the Investor as follows:

2.1. Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement.

2.2. Authorization; Enforcement, No Conflicts  The execution, delivery and performance by the Company of this Agreement and all agreements, documents and instruments contemplated hereby have been duly authorized by all requisite corporate action by the Company and each such agreement, document and instrument constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors’ rights generally, and general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof and the issuance, sale and delivery by the Company of the Preferred Share, will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company under the Certificate of Incorporation or By-laws, or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Company is a party or by which any of its properties is bound or affected.

2.3. Issuance of the Preferred Share.  The authorization, reservation, issuance, sale and delivery of the Preferred Share have been duly authorized by all requisite corporate action of the Company, and when issued, sold and delivered in accordance with this Agreement, the Preferred Share will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.  The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Preferred Share are as stated in the Certificate.

2.4. No Consent or Approval Required.  No consent of any person and no consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority, except for compliance with state and Federal securities laws, is required for the valid authorization, execution and delivery by the Company of this Agreement or for the consummation of the transactions contemplated hereby or for the valid authorization, issuance and delivery of the Preferred Share, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor, as of the date hereof, represents and warrants to the Company as follows:

3.1. Authorization.  The Investor has full power and authority to enter into this Agreement.

3.2. Purchase Entirely for Own Account.  The Preferred Share will be acquired by the Investor for investment purposes for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Preferred Share.

3.3. Investment Experience.  The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Share.

3.4. Accredited Investor.  The Investor is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

3.5. Restricted Securities.  The Investor understands that the Preferred Share it is purchasing is characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such Preferred Share may be resold without registration under the Securities Act only in certain limited circumstances.

SECTION 4.

MISCELLANEOUS

4.1. Further Assurances.  Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of the Agreement and the intentions of the parties as reflected thereby.

4.2. Governing Law; Jurisdiction.  This Agreement is to be governed by, and construed, interpreted, and enforced in accordance with the laws of New York without regard to conflicts of law principles.  Any dispute arising under or in relation to the Agreement shall be resolved exclusively in the United States federal and state courts of the State of New York, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

4.3. Binding Effect and Assignment.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto (including transferees of Preferred Share).

4.4. Severability.  Inapplicability or unenforceability of any provision of this Agreement shall not impair the operation or validity of any other provision hereof.  If any provision shall be declared inapplicable or unenforceable, in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.5. Survival.  All covenants, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement hereunder.

4.6. Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements and understandings pertaining thereto.

4.7. Amendments.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the parties hereto.

4.8. Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument. Facsimile and electronic counterpart signatures to this Agreement shall be acceptable and binding.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

BLAST ENERGY SERVICES, INC.

By:	/s/ Michael L. Peterson
Name: Michael L. Peterson
Title: President

XXXXXXXXX

By:	/s/ XXXXXXXXX
Name: XXXXXXXXX
Title: Authorized Signatory